UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 (1)

Date of Report (Date of earliest event reported): September 14, 2012

ALLBRITTON COMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 333-02302

Delaware	74-1803105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

1000 Wilson Boulevard

Suite 2700

Arlington, VA 22209

(Address of principal executive offices, including zip code)

(703) 647-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14k-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)	Pursuant to Section 15(d) of the Securities Exchange Act of 1934, the Company’s duty to file reports is automatically suspended as a result of having fewer than 300 holders of record of each class of its debt securities outstanding as of October 1, 2011, but the Company agreed under the terms of certain long-term debt to continue these filings in the future.

Item 1.01 – Entry into a Material Definitive Agreement

On September 14, 2012, Allbritton Communications Company (the “Company”) entered into new Primary Television Affiliation Agreements with American Broadcasting Companies, Inc. (“ABC”) for each of its ABC network affiliated television stations (the “Agreements”) modified by a letter clarifying certain provisions signed the same day (the “Letter”). The Agreements are effective January 1, 2013 through December 31, 2017 upon expiration of each station’s existing Primary Television Affiliation Agreement. The Agreements provide for the broadcast and promotion of ABC network programming on each of the Company’s ABC network affiliated television stations and payments to ABC for the license of such programming, as modified by the Letter that, among other things, provides clarification for certain fees and fee calculations.

The description of the Agreements, as modified, in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the Agreement and Letter, which are filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

10.1* Primary Television Affiliation Agreement (WSET, Incorporated), including both a Schedule of Substantially Identical Affiliation Agreements and the Letter.

*Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLBRITTON COMMUNICATIONS COMPANY (Registrant)

September 20, 2012		/S/ STEPHEN P. GIBSON
Date	Name:	Stephen P. Gibson
	Title:	Senior Vice President and Chief Financial Officer